Oppenheimer Rochester Pennsylvania Municipal Fund
a series of Oppenheimer Multi-State Municipal Trust
N-SAR Exhibit – Item 77Q1

1.
Post-Effective Amendment No. 59 to the Registration Statement of Oppenheimer Rochester Pennsylvania Municipal Fund, a series of Oppenheimer Multi-State Municipal Trust (the “Registrant”) filed with the Securities and Exchange Commission on November 25, 2014 (Accession Number 0000728889-14-001431), includes the following item, which is hereby incorporated by reference in response to Item 77Q1 of the Registrant’s Form N-SAR:

•	Restated Investment Advisory Agreement dated 12/1/14